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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14531, 33-54483, 33-64998, 33-65440, 33-68336,
333-04775, 333-04823, 333-62087, 333-62103, 333-95409, and 333-41328) of Novell,
Inc. of our report dated February 5, 2001, except for Note V as to which the date is March 12, 2001 relating to the financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc. Annual Report on Form 10-K, which is incorporated by reference in the Current Report on Form 8-K of Novell, Inc. dated July 10, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 23, 2001